CONSENT OF INDEPENDENT ACCOUNTANTS

          To the Board of Directors of
          T. Rowe Price Personal Strategy Funds, Inc.

          We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement of T. Rowe Price Personal Strategy Funds, Inc. on Form N-1A (File No. 811-7173, 33-53675) of our report dated June 18, 1997 on our audits of T. Rowe Price Personal Strategy Income Fund, T. Rowe Price Personal Strategy Balanced Fund and T. Rowe Price Personal Strategy Growth Fund (three portfolios comprising T. Rowe Price Personal Strategy Funds, Inc.) which is included in the Annual Report to Shareholders for the year ended May 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


          /s/Coopers & Lybrand L.L.P.
          COOPERS & LYBRAND L.L.P.

          Baltimore, Maryland
          September 18, 1997